Exhibit 10.3

EXECUTION VERSION

U.S. SECURITY AGREEMENT

among

ALERIS INTERNATIONAL, INC., and

CERTAIN SUBSIDIARIES OF ALERIS INTERNATIONAL, INC.,

as ASSIGNORS

and

BANK OF AMERICA, N.A.,

as ADMINISTRATIVE AGENT

Dated as of June 1, 2010

TABLE OF CONTENTS

		Page
ARTICLE I SECURITY INTERESTS		3
1.1.	Grant of Security Interest	3
1.2.	Power of Attorney	4

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS		4
2.1.	Necessary Filings	5
2.2.	No Liens	5
2.3.	Other Financing Statements	5
2.4.	Chief Executive Office, Location of Inventory	5
2.5.	Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.	5
2.6.	Certain Significant Transactions	6
2.7.	Reserved	6
2.8.	Collateral in the Possession of a Bailee	6
2.9.	Recourse	6

ARTICLE III SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL		7
3.1.	Additional Representations and Warranties	7
3.2.	Maintenance of Records	7
3.3.	Direction to Account Debtors; Contracting Parties; etc.	7
3.4.	Modification of Terms; etc.	8
3.5.	Collection	8
3.6.	Instruments	9
3.7.	Assignors Remain Liable Under Accounts	9
3.8.	Assignors Remain Liable Under Contracts	9
3.9.	Deposit Accounts; Etc.	9
3.10.	Letter-of-Credit Rights	10
3.11.	Reserved	10
3.12.	Chattel Paper	10
3.13.	Further Actions	10
3.14.	Account Verification	11

ARTICLE IV PROVISIONS CONCERNING ALL COLLATERAL		11
4.1.	Protection of Administrative Agent’s Security	11
4.2.	Warehouse Receipts Non-Negotiable	11
4.3.	Additional Information	11
4.4.	Further Actions	11
4.5.	Financing Statements	12

ARTICLE V REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT		12
5.1.	Remedies; Obtaining the Collateral Upon Default	12
5.2.	Remedies; Disposition of the Collateral	13

- i -

5.3.	Waiver of Claims	14
5.4.	Application of Proceeds	15
5.5.	Remedies Cumulative	16
5.6.	Discontinuance of Proceedings	16

ARTICLE VI INDEMNITY		16
6.1.	Indemnity	16
6.2.	Indemnity Obligations Secured by Collateral; Survival	18

ARTICLE VII DEFINITIONS		18

ARTICLE VIII MISCELLANEOUS		23
8.1.	Notices	23
8.2.	Waiver; Amendment	24
8.3.	Obligations Absolute	24
8.4.	Successors and Assigns	24
8.5.	Headings Descriptive	25
8.6.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	25
8.7.	Assignors’ Duties	26
8.8.	Termination; Release	26
8.9.	Counterparts	27
8.10.	Severability	27
8.11.	The Administrative Agent and the other Secured Creditors	28
8.12.	Additional Assignors	28
8.13.	Calculation of Obligations under Secured Hedging Agreements	28

- ii -

ANNEX A	Schedule of Chief Executive Offices; Inventory and Equipment Locations

ANNEX B	Schedule of Legal Names, Type of Organization (And Whether A Registered Organization And/Or A Transmitting Utility), Jurisdiction of Organization, Location and Organizational Identification Numbers

ANNEX C	Schedule of Deposit Accounts

ANNEX D	The Administrative Agent

- iii -

U.S. SECURITY AGREEMENT

THIS SECURITY AGREEMENT, is dated as of June 1, 2010, and made by each of the undersigned assignors (each, an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 8.12 hereof, the “Assignors”) in favor of BANK OF AMERICA, N.A., as administrative agent and collateral agent (together with any successor administrative and collateral agent, the “Administrative Agent”), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article VII hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Aleris International, Inc., a Delaware corporation formerly known as AHC Intermediate Co. (“Aleris”), each other Subsidiary of Aleris party thereto from time to time (collectively, the “Borrowers”), the lenders party thereto from time to time, (the “Lenders”), and the Administrative Agent and other agents provided for therein (Lenders, each Issuing Lender, the Administrative Agent and such other agents are herein called the “Lender Creditors”) have entered into a Credit Agreement, dated as of June 1, 2010, providing for the making of Loans to the Borrowers and the issuance of, and participation in, Letters of Credit for the account of the Borrowers, all as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments and letters of credit issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or, with respect to certain Letters of Credit, been continued, with the consent of the respective issuer thereof, under such refinancing or replacement indebtedness or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement;

WHEREAS, each Borrower and/or one or more of its respective subsidiaries may at any time and from time to time, to the extent permitted under the Credit Agreement, enter into one or more Secured Hedging Agreements with one or more Lenders or Affiliates thereof (each such Lender or Affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lenders’ or Affiliates’ permitted successors and assigns, and any Specified Creditors);

WHEREAS, each Borrower, one or more of their respective Subsidiaries and any Lender (and/or one or more of its banking affiliates) reasonably acceptable to the Administrative

Agent and designated to the Administrative Agent in writing by Aleris as a provider of Treasury Services (as defined below), (collectively, the “Treasury Services Creditors” and, together with the Lender Creditors and the Specified Creditors, the “Secured Creditors”) currently or in the future may enter into, credit arrangements providing for treasury, depositary or cash management services (including without limitation, overnight overdraft services) to Aleris and its Subsidiaries by the Treasury Services Creditors, and automated clearinghouse transfers of funds to the Treasury Services Creditors, in each case pursuant to uncommitted lines of credit (collectively, “Treasury Services,” and with any written agreement evidencing such credit arrangements (to the extent expressly stated therein that the liabilities and indebtedness thereunder are “Obligations” for the purposes of this Agreement (or, more generally, for purposes of the various agreements guaranteeing or securing the Credit Agreement)), as amended, modified, supplemented, replaced or refinanced from time to time, herein called the “Treasury Services Agreements”);

WHEREAS, pursuant to the Credit Agreement, each of the U.S. Borrowers has guaranteed to the Secured Creditors the payment when due of all of its Relevant Guaranteed Obligations as described therein;

WHEREAS, pursuant to the U.S. Subsidiaries Guaranty, each U.S. Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty);

WHEREAS, it is a condition precedent to (i) the making of Loans to the Borrowers, and the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers under the Credit Agreement, (ii) the Specified Creditors entering into Secured Hedging Agreements and (iii) the extension of the Treasury Services by Treasury Services Creditors, that each Assignor shall have executed and delivered to the Administrative Agent this Agreement; and

WHEREAS, each Assignor will obtain benefits from the incurrence of Loans by the Borrowers, and the issuance of, and participation in, Letters of Credit for the respective accounts of, the Borrowers under the Credit Agreement, the entering into by the Borrowers and/or one or more of their respective Subsidiaries of Secured Hedging Agreements and the extension of Treasury Services to Aleris and its Subsidiaries, and, accordingly, each Assignor desires to enter into this Agreement in order to (i) satisfy the condition described in the preceding paragraph and (ii) induce (x) the Lenders to make Loans to the Borrowers and issue, and/or participate in, Letters of Credit for the respective accounts of the Borrowers, (y) the Specified Creditors to enter into Secured Hedging Agreements with the Borrowers and/or one or more of their respective Subsidiaries and (z) the Treasury Services Creditors to enter into Treasury Services Agreements;

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Administrative Agent for the benefit of the Secured Creditors as follows:

ARTICLE I

SECURITY INTERESTS

1.1. Grant of Security Interest. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Administrative Agent, and does hereby pledge and grant to the Administrative Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:

(i) each and every Account (other than Accounts for Equipment sold or leased);

(ii) all Inventory;

(iii) to the extent evidencing or governing any of the items referred to in clauses (i) and (ii) of this Section 1.1, General Intangibles, Documents, Contract Rights, Chattel Paper (including, without limitation, Tangible Chattel Paper and Electronic Chattel Paper) and Instruments (including promissory notes);

(iv) to the extent relating to any of the items referred to in clauses (i) through (iii) of this Section 1.1, guarantees, letters of credit, security and other credit enhancements, Letter-of-Credit Rights and Supporting Obligations;

(v) cash and cash equivalents from whatever source derived, all lockboxes, Deposit Accounts and, to the extent constituting cash or Cash Equivalents or representing a claim to Cash Equivalents, securities accounts as original collateral;

(vi) all intercompany loans and advances among such Assignor and the Credit Parties and their Subsidiaries;

(vii) to the extent relating to any of the items referred to in the preceding clauses, books and Records; and

(viii) all Proceeds and products of any and all of the foregoing (all of the above, the “Collateral”);

provided that the Collateral shall exclude (i) motor vehicles or other movable goods the perfection of which would require notation upon or delivery of a certificate of title or similar documentation or registration, (ii) Commercial Tort Claims, (iii) intellectual property (but only to the extent not affixed to, embedded in or used in connection with the manufacture or distribution of Inventory or the administration of Accounts and Inventory), (iv) any rights or interests in any contract, lease, permit, license, charter or license agreement, covering real or personal property, as such, if under the terms of such agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to the Administrative Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract or lease has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived, provided that the foregoing exclusion shall not apply if any such prohibition is ineffective or unenforceable under Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code or other applicable law or so as to limit, impair or otherwise affect the Administrative Agent’s unconditional continuing security interests in and liens upon any rights or interests of the Assignors in or to monies due or to become due under any such contract or lease (including any accounts), (v) those assets as to which the Co-Collateral Agents and Aleris agree, on or prior to the Closing Date and from time to time thereafter, that the costs of obtaining such a security interest or perfection thereof are excessive in relation to the value of the Lenders of the security afforded thereby or the increase of the Borrowing Base resulting therefrom, (vi) all Excluded Accounts and all assets held in or credited to any Excluded Account, (vii) investment property (including stock of Subsidiaries), (viii) Equipment (including all machinery or manufacturing Equipment), (ix) Real Property, (x) insurance (other than insurance constituting proceeds of Collateral), and (xi) assets of such Assignor located outside of the United States to the extent a Lien on such assets cannot be created and perfected under United States federal or state law and (xii) proceeds of any of the foregoing except to the extent that any such proceeds is included in items (i) through (viii) of the definition of Collateral (the assets referred to in the following clauses (i) through (xii), collectively, the “Excluded Assets”).

(c) The security interest of the Administrative Agent under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Section 1.1 or elsewhere in this Agreement, each Assignor and the Administrative Agent (on behalf of the Secured Creditors) acknowledges and agrees that the security interest granted pursuant to this Agreement (including pursuant to this Section 1.1) to the Administrative Agent for the benefit of the Secured Creditors in the Collateral, shall be a First Priority Lien.

1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Administrative Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Administrative Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1. Necessary Filings. All filings, registrations, recordings and other actions necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Administrative Agent hereby in respect of the Collateral have been accomplished, in each case, within the time frames required by this Agreement, and the security interest granted to the Administrative Agent pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the Closing Date in the State of New York), or by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction. Upon the actions taken under this Section 2.1, such security interest shall constitute a First Priority Lien and shall be enforceable as such as against all other Persons.

2.2. No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the Closing Date such Assignor will be, the owner of all Collateral free from any Lien or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the interests of the Administrative Agent.

2.3. Other Financing Statements. As of the Closing Date, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

2.4. Chief Executive Office, Location of Inventory. On the Closing Date, and during the four calendar month period preceding this Agreement, no Assignor has maintained its chief executive office or held Inventory in any location other than as provided in Annex A hereto.

2.5. Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. The exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex B hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that used on Annex B hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Administrative Agent not less than fifteen (15) days’ prior written notice of each change to the information listed on Annex B (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex B which shall correct all information contained therein for such Assignor, and (ii) in connection with the respective such change or changes, it shall have taken all action requested by the Administrative Agent to maintain the security interests of the Administrative Agent in the Collateral at all times fully perfected and in full force and effect. In addition, to the extent that such Assignor does not have an organizational identification number on the Closing Date and later obtains one, such Assignor shall promptly thereafter notify the Administrative Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Administrative Agent to the extent necessary to maintain the security interest of the Administrative Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.6. Certain Significant Transactions. During the one year period preceding the Closing Date, no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in the Plan and the Transactions contemplated therein.

2.7. Reserved.

2.8. Collateral in the Possession of a Bailee. If any Inventory is at any time in the possession of a bailee (other than pursuant to tolling arrangements entered into in the ordinary course of business) such Assignor shall promptly notify the Administrative Agent thereof and, if requested by the Administrative Agent, shall use its reasonable best efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Administrative Agent, that the bailee holds such Collateral for the benefit of the Administrative Agent and shall act upon the instructions of the Administrative Agent, without the further consent of such Assignor. The Administrative Agent agrees with such Assignor that the Administrative Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

2.9. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

ARTICLE III

SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS;

INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1. Additional Representations and Warranties. As of the time when each of its Accounts constituting Collateral arises, each Assignor shall be deemed to have represented and warranted that each such Account, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of such Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will, to the knowledge of such Assignor, evidence true and valid obligations, enforceable in accordance with their respective terms, and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Accounts and Contracts, in each case constituting Collateral, including, but not limited to, originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the Administrative Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times upon prior notice to such Assignor and otherwise in accordance with the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default under Section 11.01 or 11.05 of the Credit Agreement (or any other Event of Default in respect of which the Administrative Agent has given Aleris notice) and at the request of the Administrative Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights constituting Collateral (including, without limitation, all documents evidencing the Accounts and such Contracts) and such books and records to the Administrative Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default under Section 11.01 or 11.05 of the Credit Agreement (or any other Event of Default in respect of which the Administrative Agent has given Aleris notice) and if the Administrative Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Administrative Agent, the Accounts and the Contracts, in each case constituting Collateral as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Administrative Agent and that the Administrative Agent has a security interest therein.

3.3. Direction to Account Debtors; Contracting Parties; etc. Each Assignor agrees to cause all payments on account of the Accounts and Contracts constituting Collateral to be made to the Deposit Accounts of the applicable Assignor in accordance with the terms of Section 5.03 of the Credit Agreement, and upon the occurrence of an Event of Default, or at any other time as may be provided for under the Credit Agreement, (x) the Administrative Agent may, at its option, directly notify the obligors with respect to such Accounts and/or under such Contracts to make payments with respect thereto as provided in Section 5.03 of the Credit Agreement, and the (y) Administrative Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Administrative Agent may, in accordance with the terms of Section 5.03 of the Credit Agreement, apply any or all amounts then in, or thereafter deposited in, the applicable Deposit Accounts toward the payment of the Obligations in the manner provided in Section 5.03 of the Credit Agreement. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Assignor or the Administrative Agent, shall be borne by the relevant Assignor. The Administrative Agent shall deliver a copy of each notice referred to in the preceding clause (x) to the relevant Assignor, provided, that, (A) the failure by the Administrative Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Administrative Agent created by this Section, and no such notice shall be required if an Event of Default of the type described in Section 11.05 of the Credit Agreement has occurred and is continuing.

3.4. Modification of Terms; etc. Except in accordance with such Assignor’s ordinary course of business and consistent with reasonable business judgment or as permitted by Section 3.5, no Assignor shall rescind or cancel any indebtedness evidenced by any Account constituting Collateral, or under any Contract constituting Collateral, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract constituting Collateral, or interest therein, without the prior written consent of the Administrative Agent. No Assignor will do anything to impair the rights of the Administrative Agent in the Accounts or Contracts constituting Collateral.

3.5. Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts constituting Collateral or obligor under any Contract constituting Collateral, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract constituting Collateral. Except as otherwise directed by the Administrative Agent after the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Administrative Agent, shall be borne by the relevant Assignor.

3.6. Instruments. If any Assignor owns or acquires any Instrument in excess of $1,000,000 constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), such Assignor will within twenty (20) Business Days notify the Administrative Agent thereof, and upon request by the Administrative Agent will promptly deliver such Instrument to the Administrative Agent appropriately endorsed to the order of the Administrative Agent.

3.7. Assignors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Accounts constituting Collateral to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Administrative Agent nor any other Secured Creditor shall have any obligation or liability under any Account constituting Collateral (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Creditor of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8. Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts constituting Collateral to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Administrative Agent nor any other Secured Creditor shall have any obligation or liability under any Contract constituting Collateral by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the Administrative Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9. Deposit Accounts; Etc. (a) Annex C hereto accurately sets forth, as of the Closing Date, for each Assignor, each Deposit Account maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account. For each Deposit Account (other than (i) Exempted Deposit Accounts and (ii) Exempted Disbursement Accounts) the respective Assignor shall cause the bank with which the Deposit Account is maintained to execute and deliver to the Administrative Agent, on the Closing Date or, if later, at the time of the establishment of the respective Deposit

Account, a Cash Management Control Agreement in accordance with the provisions of Section 10.13 of the Credit Agreement.

(b) After the date of this Agreement, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a). At the time any such Deposit Account is established, the appropriate Cash Management Control Agreement shall be entered into in accordance with the requirements of Section 10.13 of the Credit Agreement and the respective Assignor shall furnish to the Administrative Agent a supplement to Annex C hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

3.10. Letter-of-Credit Rights. With respect to any Letter of Credit Rights constituting Collateral, if any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $5,000,000 or more, such Assignor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Administrative Agent, to become the transferee beneficiary of such letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

3.11. Reserved.

3.12. Chattel Paper. Upon the reasonable request of the Administrative Agent made at any time or from time to time, each Assignor shall promptly furnish to the Administrative Agent a list of all Electronic Chattel Paper constituting Collateral held or owned by such Assignor. Furthermore, if requested by the Administrative Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Administrative Agent, has “control” of all Electronic Chattel Paper constituting Collateral in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within ten (10) days) following any request by the Administrative Agent during the occurrence of any Event of Default, deliver all of its Tangible Chattel Paper constituting Collateral to the Administrative Agent.

3.13. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Administrative Agent may reasonably require.

3.14. Account Verification. Whether or not an Event of Default exists, the Administrative Agent shall have the right at any time, in the name of Administrative Agent, any designee of the Administrative Agent or any Assignor, to verify the validity, amount or any other matter relating to any Accounts of Assignors by mail, telephone or otherwise. Assignors shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process.

ARTICLE IV

PROVISIONS CONCERNING ALL COLLATERAL

4.1. Protection of Administrative Agent’s Security. Except as otherwise permitted by the Secured Debt Agreements, each Assignor will do nothing to impair the rights of the Administrative Agent in the Collateral. Each Assignor will at all times maintain insurance, at such Assignor’s own expense to the extent and in the manner provided in Section 9.09 of the Credit Agreement. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Secured Debt Agreements, the Administrative Agent shall at the time any proceeds of such insurance with respect to the Collateral are distributed to the Secured Creditors, apply such proceeds in accordance with Section 5.02 of the Credit Agreement and Section 5.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

4.2. Warehouse Receipts Non-Negotiable. To the extent practicable, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

4.3. Additional Information. Each Assignor will furnish to the Administrative Agent such information with respect to the Collateral as may be requested by Administrative Agent from time to time in accordance with the terms of the Credit Agreement. Without limiting the foregoing, each Assignor agrees that it shall promptly (and in any event within thirty (30) days after its receipt of the respective request) furnish to the Administrative Agent such updated Annexes hereto as may from time to time be reasonably requested by the Administrative Agent.

4.4. Further Actions. Each Assignor will, at its own expense and upon the reasonable request of the Administrative Agent, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Administrative Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

4.5. Financing Statements. Each Assignor agrees to execute and deliver to the Administrative Agent such financing statements, in form reasonably acceptable to the Administrative Agent, as the Administrative Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Administrative Agent to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Administrative Agent to file any such financing statements without the signature of such Assignor where permitted by law (and such authorization shall describe the Collateral in substantially the same manner as set forth in Section 1.1).

ARTICLE V

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

5.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Administrative Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and, may:

(i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii) subject to Section 3.3, instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Administrative Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii) instruct all banks which have entered into a Cash Management Control Agreement with the Administrative Agent to transfer all monies, securities and instruments held by such depositary bank to a Cash Collateral Account, or otherwise as designated under the Credit Agreement;

(iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 5.2 hereof, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Administrative Agent at any reasonable place or places designated by the Administrative Agent, in which event such Assignor shall at its own expense:

(x) forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and there delivered to the Administrative Agent;

(y) store and keep any Collateral so delivered to the Administrative Agent at such place or places pending further action by the Administrative Agent as provided in Section 5.2 hereof; and

(z) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

(vi) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 5.4; and

(vii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. Upon the occurrence of an Event of Default, the Administrative Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license, or sub-license (without payment of royalty or other compensation to any Person) any and all trademarks and tradenames, brochures, customer lists, promotional and advertising materials, labels, packaging materials of Assignors for purposes of selling any Collateral. Each Assignor’s rights and interests under any such intellectual property shall inure to Administrative Agent’s benefit. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents.

5.2. Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Administrative Agent under or pursuant to Section 5.1 hereof and any other Collateral whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of such Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Administrative Agent or after any overhaul or repair at the expense of the relevant Assignor which the Administrative Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Administrative Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Administrative Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 5.2 without accountability to the relevant Assignor. If, under applicable law, the Administrative Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Administrative Agent need give such Assignor only such notice of disposition as shall be required by such applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

5.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT’S TAKING POSSESSION OR THE ADMINISTRATIVE AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

(i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent’s rights hereunder; and

(iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

5.4. Application of Proceeds. (a) All moneys collected by the Administrative Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Administrative Agent hereunder shall be applied in accordance with the provisions of Section 5.03(d) of the Credit Agreement.

(b) Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all Loans and Unpaid Drawings have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be remitted to the Administrative Agent for distribution in accordance with Section 5.4(a) hereof.

(c) All payments required to be made hereunder shall be made to the Administrative Agent for the account of the Lender Creditors, the Specified Creditors or the Treasury Services Creditors, as applicable.

(d) For purposes of applying payments received in accordance with this Section 5.4, the Administrative Agent shall be entitled to rely upon the Specified Creditors and the Treasury Services Creditors, as applicable, for a determination (which the Administrative Agent, the Specified Creditors and the Treasury Services Creditors agree (or shall agree) to provide upon request of the Administrative Agent) of the outstanding Obligations (and Dollar Equivalents thereof) owed to the Lender Creditors, the Specified Creditors or the Treasury Services Creditors as the case may be.

(e) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

5.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Administrative Agent shall be in addition to every other right, power and remedy specifically given to the Administrative Agent under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Administrative Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Administrative Agent to any other or further action in any circumstances without notice or demand. In the event that the Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

5.6. Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the relevant Assignor, the Administrative Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent shall continue as if no such proceeding had been instituted.

ARTICLE VI

INDEMNITY

6.1. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify and hold the Administrative Agent, each other Secured Creditor and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 6.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 6.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 6.1 (a) for losses, claims, damages, expenses or liabilities to the extent (w) caused by the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision), (x) brought solely by an Affiliate of such Indemnitee, (y) resulting from a breach of this Agreement or any other Secured Credit Documents by such Indemnitee, or (z) relating solely to disputes among Indemnitees and not involving the Sponsors, the Grantors, or any of their Affiliates (unless caused by or relating to a breach caused by the Sponsors, the Grantors, or any of their Affiliates); provided, further, that the Assignors shall not be required to reimburse the legal fees and expenses of more than one outside counsel (in addition to any necessary or advisable special counsel and up to one local counsel in each applicable local jurisdiction) for all Indemnitees unless, in the written opinion of outside counsel reasonably satisfactory to the Assignors and the Administrative Agent, representation of all such Indemnitees would be inappropriate due to the existence of an actual or potential conflict of interest. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 6.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Administrative Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Administrative Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Administrative Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) If and to the extent that the obligations of any Assignor under this Section 6.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

6.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VI shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement, the termination of all Letters of Credit (and the full payment of all Unpaid Drawings) issued under the Credit Agreement, the termination of all Secured Hedging Agreements entered into with the Specified Creditors, the termination of all Treasury Services Agreements entered into with the Treasury Services Creditors and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

ARTICLE VII

DEFINITIONS

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Account” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the Closing Date in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Agreement” shall mean this U.S. Security Agreement, as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“Aleris” shall have the meaning provided in the recitals of this Agreement.

“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowers” shall have the meaning provided in the recitals to this Agreement.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Administrative Agent for the benefit of the Secured Creditors.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Closing Date in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Collateral” shall have the meaning provided in Section 1.1 (a) of this Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Secured Hedging Agreements, Treasury Services Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.

“Credit Document Obligations” shall mean the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all Obligations, liabilities and indebtedness (including, without limitation, unpaid principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of such Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Assignor is a party (including, without limitation, in the event such Assignor is a Guarantor, all such obligations, liabilities and indebtedness of such Assignor under its Guaranty) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents, except to the extent consisting of Obligations or indebtedness with respect to Secured Hedging Agreements and Treasury Services Obligations.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the Closing Date in the State of New York.

“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the Closing Date in the State of New York.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Closing Date in the State of New York.

“Equipment” shall mean any “equipment” as such term is defined in the Uniform Commercial Code as in effect on the Closing Date in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excluded Accounts” shall mean Exempted Deposit Accounts and Exempted Disbursement Accounts.

“Event of Default” shall mean (i) at any time when any Credit Document Obligations are outstanding or any Commitments under the Credit Agreement exist, any Event of Default under, and as defined in, the Credit Agreement, and (ii) at any time after all of the Credit Document Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated and no further Commitments may be provided thereunder, any payment default or any of the Obligations after the expiration of any applicable grace period.

“General Intangibles” shall mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the Closing Date in the State of New York.

“Indemnitee” shall have the meaning provided in Section 6.1(a) of this Agreement.

“Instrument” shall mean “instruments” as such term is defined in the Uniform Commercial Code as in effect on the Closing Date in the State of New York.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Administrative Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the Closing Date in the State of New York.

“Lender Creditors” shall have the meaning provided in the recitals of this Agreement.

“Lenders” shall have the meaning provided in the recitals of this Agreement.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the Closing Date hereof in the State of New York.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the Closing Date and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Administrative Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Records” shall mean any “record” as such term is defined in the Uniform Commercial Code as in effect on the Closing Date in the State of New York.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York.

“Required Secured Creditors” shall mean (i) at any time when any Credit Document Obligations are outstanding or any Commitments under the Credit Agreement exist, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders) and (ii) at any time after all of the Credit Document Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated and no further Commitments may be provided thereunder, the holders of a majority of the Other Obligations and Treasury Services Obligations (taken as a whole).

“Secured Creditors” shall have the meaning provided in the recitals of this Agreement.

“Secured Debt Agreements” shall mean and include this Agreement, the other Credit Documents, the Secured Hedging Agreements entered into with a Specified Creditor, the Treasury Services Agreements entered into with a Treasury Services Creditor and any intercreditor agreement entered into by the Administrative Agent with a Specified Creditor.

“Specified Creditors” shall have the meaning provided in the recitals of this Agreement.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the Closing Date in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Collateral consisting of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Properties.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Closing Date in the State of New York.

“Termination Date” shall have the meaning provided in Section 8.8(a) of this Agreement.

“Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the UCC.

“Treasury Services” shall have the meaning provided in the recitals of this Agreement.

“Treasury Services Agreement” shall have the meaning provided in the recitals of this Agreement.

“Treasury Services Creditors” shall have the meaning provided in the recitals of this Agreement.

“Treasury Services Obligations” shall mean all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding at the rate provided for in the respective documentation, whether or not such interest is allowed in any such proceeding) owing by Aleris or any of its Subsidiaries to each Treasury Services Creditor with respect to Treasury Services, whether now in existence or hereafter arising in each case under any Treasury Services Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the Closing Date; provided, further, that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the Liens of the Administrative Agent in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

ARTICLE VIII

MISCELLANEOUS

8.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent or any Assignor shall not be effective until received by the Administrative Agent or such Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a) if to any Assignor, c/o:

Aleris International, Inc.

25825 Science Park Drive, Suite 400

Beachwood, OH 44122

Attention: General Counsel

Telephone No.: (216) 910-3400

Telecopier No.: (216) 910-3650

(b) if to the Administrative Agent or the Administrative Agent, at:

Bank of America, N.A.

300 Galleria Parkway Suite 800

Atlanta, Georgia 30339

Attention: Loan Administration Manager

Telephone No.: (404) 607-3234

Telecopier No.: (404) 607-3277

(c) if to any Lender Creditor other than the Administrative Agent, at such address as such Lender Creditor shall have specified in the Credit Agreement;

(d) if to any Specified Creditor, at such address as such Specified Creditor shall have specified in writing to Aleris and the Administrative Agent;

(e) if to any Treasury Services Creditor, at such address as such Treasury Services Creditor shall have specified in writing to Aleris and the Administrative Agent;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

8.2. Waiver; Amendment. None of the terms and conditions of this Agreement (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, such other Security Document) may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document) directly affected thereby and the Administrative Agent (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other Security Document) (with the written consent of the Required Secured Creditors); provided, that, (x) additional Assignors may be added as parties hereto from time to time in accordance with Section 8.12 (or the corresponding section in such other Security Document) without the consent of any other Assignor or of the Secured Creditors, and (y) Assignors may be removed as parties hereto from time to time in accordance with Section 8.13 (or the corresponding section in such other Security Document), without the consent of any other Assignor or of the Secured Creditors.

8.3. Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations (in each case), whether or not such Assignor shall have notice or knowledge of any of the foregoing.

8.4. Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 8.8, (ii) be binding upon each Assignor, its successors and assigns, provided however, that no Assignor shall assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (with the prior written consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

8.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

8.6. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH ASSIGNOR. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 8.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.

(b) EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION,

PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8.7. Assignors’ Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Administrative Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Administrative Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

8.8. Termination; Release. (a) After the Termination Date, this Agreement (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, such other Security Document) shall terminate (provided, that all indemnities set forth herein including, without limitation in Section 8.1 hereof, shall survive such termination) and the Administrative Agent (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other Security Document), at the request and expense of the respective Assignor (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document), will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Administrative Agent or any of its sub-agents hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated, no Letter of Credit or Note (as defined in the Credit Agreement) is outstanding (and all Loans and Unpaid Drawings have been paid in full), all Letters of Credit have been terminated, all Obligations under Secured Hedging Agreements and Treasury Services Agreements and all other Obligations (other than indemnities under the Debt Agreements which are not then due and payable) have been paid in full and all Secured Hedging Agreements have been terminated.

(b) In the event that any part of the Collateral (as defined in the Credit Agreement) is directly or indirectly sold or otherwise disposed of (to a Person other than a U.S. Credit Party) (x) at any time prior to the time at which all Credit Document Obligations have been paid in full and all Commitments and Letters of Credit under the Credit Agreement have been terminated, in connection with a sale or disposition permitted by Section 8.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement) or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), and the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, the Administrative Agent, at the request and expense of Aleris, will duly release from the security interest created hereby (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, from the security interest created by such other Security Document) (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to Aleris, on behalf of the applicable Assignor, (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Administrative Agent (or any of its sub-agents hereunder) and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Guarantor from any Guaranty in accordance with the provisions thereof or in accordance with Section 13.12(b) of the Credit Agreement, such Assignor (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the assignor, grantor or pledgor under such other Security Document) (and the Collateral at such time assigned by the respective Assignor, grantor, pledgor or assignor pursuant hereto or pursuant to such other Security Document) shall be released from this Agreement (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, from such other Security Document).

(c) At any time that an Assignor desires that the Administrative Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 8.8(a) or (b), such Assignor shall deliver to the Administrative Agent (and the relevant sub-agent, if any, designated hereunder) a certificate signed by a principal executive officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 8.8(a) or (b). At any time that any U.S. Borrower or the respective Assignor desires that a Subsidiary of such U.S. Borrower which has been released from the U.S. Subsidiaries Guaranty be released hereunder as provided in the penultimate sentence of Section 8.8(b), it shall deliver to the Administrative Agent a certificate signed by a principal executive officer of such U.S. Borrower and the respective Assignor stating that the release of the respective Assignor (and its Collateral) is permitted pursuant to such Section 8.8(b).

(d) The Administrative Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with, or which the Administrative Agent believes to be in accordance with, this Section 8.8.

8.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

8.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.11. The Administrative Agent and the other Secured Creditors. The Administrative Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Administrative Agent shall act hereunder on the terms and conditions set forth herein and in Annex D hereto, the terms of which shall be deemed incorporated herein by reference as fully as if same were set forth herein in their entirety.

8.12. Additional Assignors. It is understood and agreed that any Subsidiary Guarantor that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the Closing Date pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become an Assignor hereunder by executing a counterpart hereof and delivering same to the Administrative Agent, or by executing a joinder agreement in form and substance satisfactory to the Administrative Agent, (y) delivering supplements to Annexes A through D hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Administrative Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Administrative Agent.

8.13. Calculation of Obligations under Secured Hedging Agreements. Any calculation of obligations outstanding under a Secured Hedging Agreement for purposes of this Agreement or any other Security Document shall be (i) for purposes of the definition of Required Secured Creditors (x) if prior to the termination of such Secured Hedging Agreement, the maximum aggregate amount (giving effect to any netting agreements) that Aleris and the Assignors would be required to pay if such Secured Hedging Agreement were terminated at such time, and (y) if after the termination of such Secured Hedging Agreements, the amount which is actually due and payable by Aleris and the Assignors under such Secured Hedging Agreement at such time and (ii) for purposes of Section 5 of this Agreement, the amount which is actually due and payable by Aleris and the Assignors under such Secured Hedging Agreement at such time.

[Remainder of this page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Each Assignor’s address is as listed

on Annex B attached hereto

ALERIS INTERNATIONAL, INC., a Delaware corporation (formerly known as AHC Intermediate Co.), as an Assignor

By:	/s/ Sean M. Stack
Sean M. Stack, Executive Vice President

ALERIS ROLLED PRODUCTS, INC., a Delaware corporation (formerly known as RLD Acquisition Co.), as an Assignor

By:	/s/ Sean M. Stack
Sean M. Stack, President

ALERIS ROLLED PRODUCTS, LLC, a Delaware limited liability company, as an Assignor

By:	/s/ Sean M. Stack
Sean M. Stack, President

ALERIS ROLLED PRODUCTS SALES CORPORATION, a Delaware corporation, as an Assignor

By:	/s/ Sean M. Stack
Sean M. Stack, President

IMCO RECYCLING OF OHIO, LLC, a Delaware limited liability company, as an Assignor

By:	/s/ Sean M. Stack
Sean M. Stack, President

[Signatures continue on the following page.]

U. S. Security Agreement (Aleris)

ALERIS RECYCLING, INC., a Delaware corporation (formerly known as RCY Acquisition Co.), as an Assignor

By:	/s/ Sean M. Stack
Sean M. Stack, President

ALERIS SPECIFICATION ALLOYS, INC., a Delaware corporation (formerly known as SPEC A Acquisition Co.), as an Assignor

By:	/s/ Sean M. Stack
Sean M. Stack, President

ALERIS SPECIALTY PRODUCTS, INC., a Delaware corporation (formerly known as SPEC P Acquisition Co.), as an Assignor

By:	/s/ Sean M. Stack
Sean M. Stack, President

ALERIS RECYCLING BENS RUN, LLC, a Delaware limited liability company (formerly known as ARBR Acquisition, LLC), as an Assignor

By:	/s/ Sean M. Stack
Sean M. Stack, President

ETS SCHAEFER, LLC, an Ohio limited liability company, as an Assignor

By:	/s/ Sean M. Stack
Sean M. Stack, President

[Signatures continue on the following page.]

U. S. Security Agreement (Aleris)

ALERIS OHIO MANAGEMENT, INC., a Delaware corporation (formerly known as HQ1 Acquisition Co.), as an Assignor

By:	/s/ Sean M. Stack
Sean M. Stack, President

[Signatures continue on the following page.]

U. S. Security Agreement (Aleris)

Accepted and Agreed to:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ John Yankauskas
	Name:	John Yankauskas
	Title:	Senior Vice President

U. S. Security Agreement (Aleris)